Exhibit 99
                    DOL Filing Confirmation                           ---------



I certify that the Plan Administrator of the MCI Communications Corporation 401(k) Plan for Non-Exempt Employees has received a Statement of Assets and Liabilities and also that the statement has been filed directly with the United States Department of Labor by Mellon Bank, N.A. (EIN # 25-0659206) for the following investment arrangements:
                                                   EIN #
                                                   --------------
Mellon Bank Temporary Investment Fund              25-6078903-980


                                                 MCI COMMUNICATIONS  CORPORATION
                                                    401(k) PLAN   FOR NON-EXEMPT
                                                  EMPLOYEES - PART II OF THE MCI
                                                COMMUNICATIONS  CORPORATION ESOP
                                                  AND 401(k) PLAN FOR NON-EXEMPT
                                                                       EMPLOYEES



Date:  June 26, 1998                      By:David M. Case
                                          ------------------------------
                                             David M. Case
                                             Vice President
                                             MCI Telecommunications Corporation












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